BDO PUERTO RICO, PSC 1302 Ponce De Leon Ave. 1ST Floor San Juan, Puerto Rico 00907 Tel: 787-754-3999 Fax: 787-754-3105 www.bdopr.com	BDO USVI, LLC Foothills Professional Building 9151 Estate Thomas, Suite 201 St. Thomas, VI 00802 Tel: 340-776-0640 Fax: 340-779-8653 www.bdousvi.com

Consent of Independent Registered Public Accounting Firm

X-Square Balanced Fund, LLC

209 Muñoz Rivera, Suite 1111

San Juan, PR 00918

We hereby consent to the incorporation by reference in the Registration Statement on Form N-1A our report dated July 1, 2019, relating to the audit of the statement of assets and liabilities of X-Square Balanced Fund, LLC, as of April 23, 2019, which is contained in that Registration Statement.

BDO Puerto Rico, PSC

San Juan, Puerto Rico

October 18, 2019

BDO Puerto Rico, PSC, a Puerto Rico Professional Services Corporation, and BDO USVI, LLC, a United States Virgin Island’s limited liability Company, are members of BDO International Limited, a UK company limited by guarantee, and form part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.